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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)

                     of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): December 11, 1997

                                 ImmunoGen, Inc.
             (Exact name of registrant as specified in its charter)

        Massachusetts                     0-17999                04-2726691
(State or other jurisdiction     (Commission file number)       (IRS Employer
      of incorporation)                                      Identification No.)


              333 Providence Highway, Norwood, Massachusetts 02062
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (781) 769-4242












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ITEM 5.  OTHER EVENTS

On December 11, 1997, the Registrant publicly disseminated a press release announcing a $3.0 million investment in the Company by Biotechnology Value Fund, L.P. and affiliates ("BVF") of San Francisco. The investment, involving the sale of preferred stock and warrants, will be completed in two installments. One-third of the investment was received yesterday, December 10, and subject to the terms of its agreement with BVF, the balance is expected to be received within the next several weeks. The preferred stock will be convertible into common stock at the end of a two-year holding period at $1.0625 per share, the closing price on Monday, December 8, 1997.

The press release announcing the investment is incorporated herein by reference and filed as Exhibit 99.1 hereto.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits.

        99.1  The Registrant's Press Release dated December 11, 1997.













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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 ImmunoGen, Inc.
                                                 (Registrant)

Date:   December 11, 1997                        /s/Kathleen A. Carroll
                                                 ---------------------------
                                                 Kathleen A. Carroll
                                                 Vice President, Finance and
                                                   Administration, and principal
                                                   financial officer















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                                  EXHIBIT INDEX

Exhibit                                                           Sequential
Number           Description                                      Page Number(s)

  99.1           The Registrant's Press Release Dated
                 December 11, 1997                                     5






















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